Exhibit 13.1
Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Asia Pacific Wire & Cable Corporation Limited (the “Company”) on Form 20-F for the period ended December 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), I, Yuan Chun Tang, Chief Executive Officer of the Company, hereby certify, solely for purposes of 18 U.S.C. Section 1350, that to the best of my knowledge:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

Date: March 31, 2025	/s/ Yuan Chun Tang
Name: Yuan Chun Tang
Title: Chief Executive Officer